UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2022, Ecovyst Catalyst Technologies LLC (“Ecovyst LLC”), a wholly owned subsidiary of Ecovyst Inc. (the “Company”), entered into a severance agreement with Kurt J. Bitting, the Chief Executive Officer of Ecovyst LLC and the Company (the “Bitting Severance Agreement”), and a severance agreement with Michael Feehan, the Chief Financial Officer of Ecovyst LLC and the Company (the “Feehan Severance Agreement,” and together with the Bitting Severance Agreement, the “Severance Agreements”).

Pursuant to the terms of the Bitting Severance Agreement, in the event of a termination of Mr. Bitting’s employment by the Company without “cause” or upon resignation by Mr. Bitting for “good reason” (each, as defined in the Bitting Severance Agreement), Mr. Bitting is eligible to receive as severance payments and benefits: (i) Mr. Bitting’s base salary through the date on which the termination occurs, (ii) reimbursement for any unreimbursed business expenses properly incurred prior to the date on which the termination occurs, (iii) 24 months of salary continuation, (iv) a pro-rated annual bonus for the year in which termination occurs, (v) a cash payment equal to two times Mr. Bitting’s target annual bonus for the year in which termination occurs, and (vi) continued health plan coverage, with the employer portion of premiums paid by Ecovyst LLC for up to 24 months. As a condition of receiving severance benefits, Mr. Bitting is required to execute a release of claims in favor of the Company and its affiliates and continue to comply with the restrictive covenant obligations contained in the Bitting Severance Agreement, including a covenant for Mr. Bitting not to compete with, or to solicit customers or employees of, the Company, Ecovyst LLC or any of its subsidiaries during and for two years following the termination of Mr. Bitting’s employment.

Pursuant to the terms of the Feehan Severance Agreement, in the event of a termination of Mr. Feehan’s employment by the Company without “cause” or upon resignation by Mr. Feehan for “good reason,” Mr. Feehan is eligible to receive as severance payments and benefits: (i) Mr. Feehan’s base salary through the date on which the termination occurs, (ii) reimbursement for any unreimbursed business expenses properly incurred prior to the date on which the termination occurs, (iii) 24 months of salary continuation, (iv) a pro-rated annual bonus for the year in which termination occurs, (v) a cash payment equal to two times Mr. Feehan’s target annual bonus for the year in which termination occurs, and (vi) continued health plan coverage, with the employer portion of premiums paid by Ecovyst LLC for up to 24 months. As a condition of receiving severance benefits, Mr. Feehan is required to execute a release of claims in favor of the Company and its affiliates and continue to comply with the restrictive covenant obligations under the Feehan Severance Agreement, including a covenant for Mr. Feehan not to compete with, or to solicit customers or employees of, the Company, Ecovyst LLC or any of its subsidiaries during and for two years following the termination of Mr. Feehan’s employment.

On December 16, 2022, Ecovyst LLC also entered into an amendment and restatement to the severance agreement dated September 25, 2017 by and between a predecessor entity of Ecovyst LLC and Mr. Koscinski, the Company’s Vice President, General Counsel and Secretary, which was assigned to and assumed by Ecovyst LLC on July 29, 2021 (the “Amended Severance Agreement”). Pursuant to the terms of the Amended Severance Agreement, in the event of a termination of Mr. Koscinski’s employment by the Company without “cause” or upon resignation by Mr. Koscinski for “good reason” (each, as defined in the Amended Severance Agreement), Mr. Koscinski is eligible to receive as severance payments and benefits: (i) Mr. Koscinski’s base salary through the date on which the termination occurs, (ii) reimbursement for any unreimbursed business expenses properly incurred prior to the date on which the termination occurs, (iii) 24 months of salary continuation, (iv) a pro-rated annual bonus for the year in which termination occurs, (v) a cash payment equal to two times Mr. Koscinski’s target annual bonus for the year in which termination occurs, and (vi) continued health plan coverage, with the employer portion of premiums paid by Ecovyst LLC for up to 24 months. As a condition of receiving severance benefits, Mr. Koscinski is required to execute a release of claims in favor of the Company and its affiliates and continue to comply with the restrictive covenant obligations under the Amended Severance Agreement, including a covenant for Mr. Koscinski not to compete with, or to solicit customers or employees of, the Company, Ecovyst LLC or any of its subsidiaries during and for two years following the termination of Mr. Koscinski’s employment. The Amended Severance Agreement removes the provision of Mr. Koscinski’s prior severance agreement that limited the period following a change in control of the Company during which severance benefits would be paid to him in the event of a qualifying termination of employment. Mr. Koscinski is now eligible to receive severance payments and benefits consistent with those provided under the Severance Agreements.

Severance benefits payable under the Severance Agreements and the Amended Severance Agreement are in lieu of, and not in addition to, any other severance or termination payment under any other plan or agreement with the Company, including the Company’s Amended and Restated Severance Plan.

The foregoing summaries of the Severance Agreements and the Amended Severance Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Severance Agreements and the Amended Severance Agreement, each of which is incorporated into this Item 5.02 by reference to Exhibit 10.1, 10.2 and 10.3, respectively, of this Current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement, dated December 16, 2022, between Ecovyst Catalyst Technologies LLC and Kurt J. Bitting

10.2	Severance Agreement, dated December 16, 2022, between Ecovyst Catalyst Technologies LLC and Michael Feehan

10.3	Amended and Restated Severance Agreement, dated December 16, 2022, between Ecovyst Catalyst Technologies LLC and Joseph S. Koscinski.

104	The cover page from this Current Report on Form 8-K of Ecovyst Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022		Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, General Counsel and Secretary